Exhibit 10.2

IHS MARKIT LTD. RESTRICTED SHARE UNIT GRANT NOTICE AND
RESTRICTED SHARE UNIT AGREEMENT
UNDER THE
IHS MARKIT LTD. 2014 EQUITY INCENTIVE AWARD PLAN

IHS Markit Ltd., an exempted company incorporated under the laws of Bermuda (the “Company”), pursuant to its 2014 Equity Incentive Award Plan (the “Plan”), hereby grants to the individual listed below (“you” or the “Holder”) an Award of Restricted Share Units (“RSUs”) indicated below, which RSUs shall be subject to vesting based on your continued employment with the Company (or any Affiliate thereof), as provided herein. This award of RSUs, together with any accumulated Dividend Equivalents as provided herein (the “Award”), is subject to all of the terms and conditions as set forth herein, and in the Restricted Share Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Share Unit Grant Notice (the “Grant Notice”) and the Agreement.

Holder:	Participant Name
Employee ID:	Employee ID
Grant Date:	Grant Date
Number of RSUs:	Number of Awards Granted
Vesting Schedule:	# Units Vesting	Vest Date
[insert actual units and vest dates here]

By your submission of your electronic acceptance of the Award or, if required by applicable law, by your signature below, subject to this Grant Notice as designated by the Company, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. You agree to access copies of the Plan and the prospectus governing the Plan (collectively, the “Plan Documents”) on the Company’s intranet or on the website of the Company's designated brokerage firm. Paper copies are also available upon request to the Secretary of the Company at the Company's corporate offices. YOU MUST ACCEPT THIS AWARD BY THE DATE DETERMINED AND COMMUNICATED TO YOU BY THE COMPANY BUT IN ANY EVENT NO LATER THAN TWO (2) MONTHS AFTER THE GRANT DATE OR THE AWARD WILL AUTOMATICALLY BE CANCELLED.
You have reviewed this Grant Notice, the Agreement and the Plan Documents in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice or accepting the Award subject hereto and fully understand all provisions of this Grant Notice, the Agreement and the Plan. You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to the Plan, this Grant Notice or the Agreement.
IN WITNESS WHEREOF, the undersigned has executed this Grant Notice effective as of the Grant Date.

HOLDER Participant Name By: __________________________ Print Name: Address:

EXHIBIT A

TO RESTRICTED SHARE UNIT GRANT NOTICE

RESTRICTED SHARE UNIT AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to you the right to receive a number of RSUs set forth in the Grant Notice, together with Dividend Equivalents, if any, to the extent provided in Section 2(f) below, subject to all of the terms and conditions set forth in this Agreement and the Grant Notice. The Award is also subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between your employment agreement with the Company, the Plan and this Agreement, the terms of your employment agreement and the Plan shall control, in that order. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice, as applicable.
Terms and Conditions

I.Grant of RSUs. Effective as of the grant date set forth in the Grant Notice (the “Grant Date”), and subject to the terms and conditions set forth in the Plan and this Agreement, the Company has granted to you, pursuant to the Grant Notice and the Plan, the number of RSUs set forth in the Grant Notice and accumulated Dividend Equivalents, if any, to the extent provided in Section 2(f) below, subject to the restrictions, terms and conditions set forth in this Agreement and the Plan. Each RSU represents the right to receive one Share at the time provided for herein, together with any Dividend Equivalent issued in respect thereof. Your right to receive Shares and Dividend Equivalents, if any, under this Agreement shall be no greater than the right of any unsecured general creditor of the Company.
2.    RSUs.
(a)    Rights as a Shareholder. You shall have no rights of a shareholder with respect to the Shares represented by RSUs, including, but not limited to, the right to vote and to receive dividends, unless and until such Shares are transferred to you pursuant to the Plan and this Agreement.
(b)    Vesting and Payment. Subject to Section 2(c) below and the other terms and conditions of this Agreement, the RSUs and accumulated Dividend Equivalents, if any, to the extent provided in Section 2(f) below, shall become vested in accordance with the vesting schedule set forth in the Grant Notice (but will remain subject to the terms of this Agreement and the Plan), provided that you have not experienced a Termination of Service prior to the applicable vesting date. There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the applicable vesting date. Subject to the terms of this Agreement and the Plan, the Shares and accumulated Dividend Equivalents, if any, to the extent provided in Section 2(f) below, shall be delivered and paid to you as soon as practicable following the applicable vesting date. In the event that you are a resident of a country where applicable local law requires the Award to be settled in cash, the Company will settle the RSUs and accumulated Dividend Equivalents, if any, to the extent provided in Section 2(f) below, in a cash payment to you. In its sole discretion, the Company may elect to deliver the Shares to you by book-entry in the Company’s books or by electronic delivery to a brokerage account established for your benefit at a financial/brokerage firm selected by the Company. You agree to complete and sign any documents and take any additional action that the financial/brokerage firm designated by the Company may request to enable the Company to deliver the Shares on your behalf. The date of settlement shall not be later than 2½ months after the later of (x) the end of the Company’s fiscal year in which the applicable vesting date occurs or (y) the end of the calendar year in which the applicable vesting date occurs.

(c)    Forfeiture. Upon your Termination of Service for any reason, other than your death or Disability, any and all unvested RSUs, together with all unvested accumulated Dividend Equivalents, if any, to the extent provided in Section 2(f) below, shall automatically be cancelled for no consideration, and shall cease to be outstanding. For avoidance of doubt, should you cease to be an Employee but otherwise continue in service as a contractor or consultant, you will forfeit any and all unvested RSUs unless otherwise approved by the Committee. In the event of your Termination of Service prior to the applicable vesting date due to your death or Disability, the unvested RSUs shall vest and be free of restrictions on the date of your Termination of Service due to death or Disability.
(d)    Restriction on Transfer of RSUs. No RSUs shall be transferable by you other than by will or by the laws of descent and distribution. Any attempt to transfer the RSUs other than in accordance with the expressed terms of the Plan shall be void.
(e)    Certain Legal Restrictions. The Plan, this Agreement, the granting, vesting and settlement of the RSUs and Dividend Equivalents, if any, to the extent provided in Section 2(f) below, and any obligations of the Company under the Plan and this Agreement, shall be subject to all applicable federal, foreign, provincial, state and local laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Shares are listed.
(f)    Dividend Equivalents. During the period from the Grant Date through the date on which Shares underlying vested RSUs are issued to you pursuant to Section 2(b), the Company may credit the Holder with Dividend Equivalents equal to the dividends the Holder would have received if the Holder had been the actual record owner of the underlying Shares on each dividend record date. If a dividend on the Shares is payable wholly or partially in Shares, the Dividend Equivalent representing that portion shall be in the form of additional RSUs, credited on a one-for-one basis. If a dividend on the Shares is payable wholly or partially in cash, the Dividend Equivalent representing that portion shall also be in the form of cash, and the Holder shall be treated as being credited with any cash dividends, without earnings, until settlement pursuant to Section 2(b) above. If a dividend on Shares is payable wholly or partially in a form other than cash or Shares, the Committee may, in its discretion, provide for such Dividend Equivalents with respect to that portion as it deems appropriate under the circumstances. Dividend Equivalents shall be subject to the same terms and conditions as the RSUs originally awarded pursuant to the Grant Notice and this Agreement, and they shall vest (or, if applicable, be forfeited) as if they had been granted at the same time as the original RSU Award.
(g)    Corporate Events. Except as otherwise provided in the Grant Notice or this Agreement, the provisions of Section 13.2 of the Plan shall apply to the RSUs and Dividend Equivalents, if any, to the extent provided in Section 2(f).
3.    Withholding of Taxes. You acknowledge that you are responsible to pay any and all applicable tax obligations, including withholding and other taxes, which may be due as a result of receipt of this Award or the vesting and payout of the RSUs that you receive under this Award. You acknowledge and agree that the payment of such tax obligations may be made by any one or a combination of the following methods, as determined by the Company or the Committee: (a) the Company’s repurchase of Shares to be issued upon settlement of the RSUs; (b) the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); (c) direct payment by you to the Company; (d) payroll withholding from your wages or other cash compensation paid to you by the Company; or (e) any other method as the Company or Committee may elect in compliance with the Plan, the Code and applicable law. The Fair Market Value of the Shares that are repurchased, if applicable, will be determined as of the date when the taxes otherwise would have been withheld in cash, and will be applied as a credit against the taxes.

Depending on the withholding method, the Company may withhold or account for withholding taxes by considering applicable minimum statutory withholding rates or other applicable withholding rates, including applicable maximum rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the common share equivalent. If the obligation for taxes is satisfied by the repurchase of Shares, you are deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are repurchased by the Company solely for the purpose of paying the taxes.
You acknowledge that the ultimate liability for all tax obligations legally due by you is and remains your responsibility.
If you are subject to tax liabilities in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company may be required to withhold or account for tax liability in more than one jurisdiction.

4.    Provisions of Employment Agreement and Plan Control. This Agreement is subject to (i) your employment agreement with the Company and (ii) all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that any provision of this Agreement conflicts or is inconsistent with the provisions of your employment agreement with the Company or the terms set forth in the Plan, the provisions of your employment agreement with the Company and the terms set forth in the Plan shall control, in that order of priority, and this Agreement shall be deemed to be modified accordingly.
5.    Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Holder with respect to the subject matter hereof.
6.    Notices. Any notice or communication given hereunder shall be in writing or by electronic means as set forth in Section 16 below and, if in writing, shall be deemed to have been duly given: (i) when delivered in person; (ii) five (5) business days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:
Corporate Human Resources
IHS Markit
15 Inverness Way East
Englewood, Colorado 80112
Telephone No. 303-397-7977
E-mail: stock@ihsmarkit.com

If to the Holder, to the address on file with the Company.

7.    Data Protection. By participating in the Plan and entering into this Agreement, you hereby acknowledge the holding and processing of personal information provided by you to the Company, any Affiliate, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to: (i) administering and maintaining your records; (ii)

providing information to the Company, Affiliates, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan; (iii) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Holder works; (iv) using information for communication and other administrative purposes; and (v) transferring information about the Holder to any country or territory that may not provide the same protection for the information as the Holder’s home country. Personal information may include, but shall not be limited to:

•
Personal data: Name, address, telephone number, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport or visa information, age, language skills, driver’s license information, birth certificate and employee number.

•
Employment information: Curriculum vitae or resume, earnings history, employment references, job title, employment or severance agreement, plan or benefit enrollment forms and elections and equity compensation or benefit statements.

•	Financial information: Current earnings and benefit information, personal bank account number, brokerage account information, tax related information and tax identification number.

The Company may, from time to time, process and transfer this or other information for internal compensation and benefit planning (specifically, for enrollment purposes in the Plan and the administration of the Plan), to determine training needs, to develop a global human resource database and to evaluate skill utilization.

8.    Whistleblower Protection; Defend Trade Secrets Act.
(a)    Nothing in this Agreement or otherwise limits your ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the Securities and Exchange Commission (the “SEC”), any other federal, state or local governmental agency or commission (“Government Agency”) or self-regulatory organization regarding possible legal violations, without disclosure to the Company. The Company may not retaliate against you for any of these activities, and nothing in this Agreement requires you to waive any monetary award or other payment that you might become entitled to from the SEC or any other Government Agency or self-regulatory organization.
(b)    Further, nothing in this Agreement precludes you from filing a charge of discrimination with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment practice agency. However, once this Agreement becomes effective, you may not receive a monetary award or any other form of personal relief from the Company in connection with any such charge or complaint that you filed or is filed on your behalf.
(c)    Pursuant to the Defend Trade Secrets Act of 2016, the parties hereto acknowledge and agree that you shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, if you file a lawsuit for retaliation by the Company for reporting a suspected violation of law as contemplated by the preceding sentence, you may disclose the relevant trade secret to your attorney and may use such trade secret in the ensuing court proceeding, if you (X) file any document containing such trade secret under seal and (Y) do not disclose such trade secret, except pursuant to court order.
9.    Clawback Upon Breach of Certain Restrictive Covenants. Subject to Section 8 and applicable local law, your breach of any non-competition, non-solicitation, confidentiality, non-

disparagement, assignment of inventions, other intellectual property or other restrictive covenant agreement, including this Section 9 and any existing employment or similar agreement, which you are a party to with the Company or any Affiliate, in addition to whatever other equitable relief or monetary damages that the Company or any Affiliate may be entitled to, shall result in automatic rescission, forfeiture, cancellation or return of any Shares (whether or not vested) and any amounts or benefits arising from this Award held by you. For the avoidance of doubt, this Section 9 expressly permits the Company to recoup or clawback the value of any compensation that you receive under this Award, should you breach any of the foregoing covenants. If you are an individual to whom the Company’s Policy on Recovery of Incentive Compensation (or any similar policy then in effect) applies, this Section 9 will apply to you in addition to such policy. Without limiting the generality of the foregoing:
(a)    Non-Competition. You acknowledge and agree that the Company is engaged in a highly competitive business and that, given your position and resultant responsibilities with the Company or any Affiliate and your access to Proprietary Information, your engaging in any business that is directly competitive with the Company or any Affiliate would cause it great and irreparable harm. Accordingly, you agree that, during your employment by the Company or any Affiliate and continuing one year thereafter, you will not, without the express written consent of the Company or any Affiliate, directly or indirectly, own, manage, operate, control, or be employed by any entity engaged in such segment(s) of the Company’s and/or any Affiliate’s business for which you had responsibility or about which you had knowledge of, or access to, Proprietary Information while employed by the Company or any Affiliate. If any restriction set forth in this Section 9(a) is found to be unenforceable because it extends for too long a period of time, over too great a range of activities, or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. You understand and agree that these obligations shall not expire and shall be tolled during, and so extended by the length of, any period in which you are in non-compliance. “Proprietary Information” as used herein shall mean the confidential and/or proprietary knowledge, data, or information of the Company or any Affiliate, in whatever form. By way of illustration, but not limitation, “Proprietary Information” includes, as permitted by local law: (a) trade secrets, inventions, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques; (b) information regarding research, development, new products and/or services, marketing and selling, business plans, budgets and unpublished financial information, licenses, prices and costs, suppliers, customers, contractors, and consultants; and (c) information regarding the skills and compensation of other employees of the Company or any Affiliate. You acknowledge and agree that the Proprietary Information is not generally known or available to the public and has been acquired, compiled, and developed by the Company or any Affiliate at their great effort and expense, and that the Company and its Affiliates are engaged in a highly competitive business and that their competitive position and commercial value depends upon their ability to maintain the confidentiality of the Proprietary Information. You further acknowledge and agree that improperly disclosing, divulging, revealing or using any of the Proprietary Information will be highly detrimental to the Company and its Affiliates, and that serious loss of business and damage would result.
(b)    Non-Solicitation. During your employment by the Company or any Affiliate and continuing one year thereafter, you will not directly or indirectly induce: (a) any employee of the Company or any Affiliate to terminate or negatively alter his or her relationship with the Company or any Affiliate; or (b) any actual or prospective customer, supplier, vendor, consultant, or contractor of the Company or any Affiliate to terminate or negatively alter his, her, or its actual or potential relationship with the Company or any Affiliate. If any restriction set forth in this Section 9(b) is found to be unenforceable because it extends for too long a period of time, over too great a range of activities, or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.  You understand and agree that these obligations shall not expire and shall be tolled during, and so extended by the length of, any period in which you are in non-compliance.

(c)    Confidentiality. Subject to Section 8, at all times during and after your employment, you will hold in strictest confidence and will not indirectly or directly disclose or use any of the Proprietary Information (as defined above), except as may be required by your work for the Company or any Affiliate.
10.    Acquired Rights. In accepting the Award, you acknowledge that:
(a)    the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;
(b)    the Award of RSUs is voluntary and occasional and does not create any contractual or other right to receive future Awards of RSUs, or benefits in lieu of RSUs even if RSUs have been awarded repeatedly in the past;
(c)    all decisions with respect to future Awards, if any, will be at the sole discretion of the Company;
(d)    your participation in the Plan is voluntary;
(e)    the RSUs are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or to your actual employer, and RSUs are outside the scope of your employment contract, if any;
(f)    the RSUs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;
(g)    neither the RSUs nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon you any right with respect to employment or continuation of current employment, and in the event that you are not an employee of the Company or any subsidiary of the Company, the RSUs shall not be interpreted to form an employment contract or relationship with the Company or any Affiliate;
(h)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(i)    the value of Shares acquired on vesting of RSUs may increase or decrease in value;
(j)    no claim or entitlement to compensation or damages arises from the termination of the RSUs, and no claim or entitlement to compensation or damages shall arise from any diminution in value of the RSUs or Shares received upon the vesting of the RSUs resulting from the termination of your entitlement by the Company or any Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and any Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such claim; and
(k)    in the event of a termination of your employment (whether or not in breach of local labor laws), your right to receive RSUs and vest under the Plan, if any, will terminate effective as of the date of your actual termination of employment and will include any notice period mandated under local law (e.g., any period of “garden leave” or other similar notice period pursuant to local law);

furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), your right to receive Shares pursuant to the RSUs after termination of employment, if any, will be measured by the date of your actual termination of employment and will include any notice period mandated under local law.
11.    Language. If you have received this or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
12.    No Guaranteed Employment. Nothing contained in this Agreement or in the Grant Notice (including, for the avoidance of doubt, the vesting schedule set forth in the Grant Notice) shall affect the right of the Company or any of its Affiliates to terminate the Holder’s employment at any time, with or without Cause, or shall be deemed to create any rights to or any express or implied promise of employment or continued employment. The rights and obligations arising under this Agreement are not intended to and do not affect the Holder’s employment relationship that otherwise exists between the Holder and the Company or any of its Affiliates, whether such employment relationship is at will or defined by an employment contract. Moreover, this Agreement is not intended to and does not amend any existing employment contract between the Holder and the Company or any of its Affiliates; to the extent there is a conflict between this Agreement and such an employment contract, the employment contract shall govern and take priority.
13.    Power of Attorney. The Company (including its successors and assigns) is hereby appointed the attorney-in-fact, with full power of substitution, of the Holder for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Holder, may in the name and stead of the Holder, make and execute all conveyances, assignments and transfers of the RSUs, Dividend Equivalents, other property issued in respect of such RSUs, Shares and any property provided for herein, and the Holder hereby ratifies and confirms that which the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Holder shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.
14.    WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.
15.    Interpretation. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.
16.    Mode of Communications. The Holder agrees, to the fullest extent permitted by applicable law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or any of its Affiliates may deliver in connection with this grant of RSUs, including, without limitation, prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. The Holder further agrees that electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or the online brokerage account system.

17.    No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
18.    Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties hereto shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties hereto that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives. The illegality, unenforceability or invalidity of any provision of this Agreement shall not affect the legality, enforceability or validity of any other provision of this Agreement.
19.    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.
20.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the law that might be applied under principles of conflict of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts of New York located in the borough of Manhattan in New York City in respect of the interpretation and enforcement of the provisions of this Agreement. Each party hereby waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such action, suit or proceeding and agrees that the mailing of process or other papers in connection with any such action, suit, or proceeding in the manner provided in Section 6 hereof or in such other manner as may be permitted by law shall be valid and sufficient service thereof.
21.    Miscellaneous.
(a)    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any Affiliate by which the Holder is employed, and require such successor to expressly assume and agree in writing to perform, this Agreement.
(b)    The Holder agrees that the Award of the RSUs hereunder is special incentive compensation and that it, any Dividend Equivalents or any other property issued in respect of such RSUs will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company, unless specifically provided in the applicable plan.
(c)    No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
22.    Section 409A and Section 457A. To the extent the Committee determines that any payment under this Agreement is subject to Section 409A or Section 457A of the Code, the provisions of

Section 13.10 of the Plan (including, without limitation, the six-month delay relating to “specified employees”) shall apply.